                                                                  Exhibit (i)(i)

                        FREEDMAN, LEVY, KROLL & SIMONDS
                               Washington Square
                         1050 Connecticut Avenue, N.W.
                         Washington, D.C.  20036-5366


                               November 29, 2000



                        OPINION AND CONSENT OF COUNSEL



Metropolitan Series Fund, Inc.
One Madison Avenue
New York, New York  10010


Executives:

  This opinion is given in connection with the filing with the Securities and Exchange Commission ("SEC") by Metropolitan Series Fund, Inc., a Maryland corporation (the "Fund"), of Post-Effective Amendment No. 28 under the Securities Act of 1933 ("1933 Act") and Amendment No. 30 under the Investment Company Act of 1940 ("1940 Act") to the Fund's Registration Statement on Form N-1A (File Nos. 2-80751 and 811-3618, the "Registration Statement"), relating to an indefinite number of the Fund's three billion authorized shares of capital stock, par value $.01 per share, which includes, among others, an additional 100 million of the shares of the Janus Mid Cap Portfolio, allocated on November 2, 2000 from the Fund's previously authorized but "unallocated" shares, and the classification as Class B shares of 25 million shares from the authorized but unissued shares allocated to each of the MetLife Stock Index Portfolio, Janus Mid Cap Portfolio, Russell 2000 Index Portfolio, Morgan Stanley EAFE Index Portfolio, and MetLife Mid Cap Stock Index Portfolio (collectively, the "Portfolios"), each Portfolio being a separate series of the Fund's capital stock. The Fund's authorized shares of capital stock relating to these Portfolios are hereinafter referred to collectively as the "Shares."

  We have examined the following: the Fund's Articles of Incorporation, dated November 23, 1982, and its various Articles of Amendment, Articles of Correction, and Articles Supplementary, dated May 19, 1983, December 1, 1983, October 22, 1984, May 16, 1986, October 6, 1987, January 27, 1988, January 25,
1990, August 3, 1990, December 17, 1996, July 30, 1997, September 9, 1998,
October 6, 1998, February 2, 1999, January 24, 2000, February 7,

Metropolitan Series Fund, Inc.
November 29, 2000
Page 2


2000, and November 2, 2000; the Fund's By-Laws, as amended January 27, 1988 and April 24, 1997; the certification of the Fund's Secretary of Board of Directors' resolutions adopted by the Board of Directors on November 2, 2000, authorizing the creation of the Shares; the Notification of Registration on Form N-8A filed with the SEC under the 1940 Act on December 6, 1982; the Registration Statement as originally filed with the SEC under the 1933 Act and the 1940 Act on the same date, and the amendments thereto filed with the SEC, including Post-Effective Amendment No. 28 to the Registration Statement substantially in the form in which it is to be filed with the SEC; a current Certificate of Good Standing for the Fund issued by the State of Maryland; pertinent provisions of the laws of Maryland; and such other records, certificates, documents and statutes that we have deemed relevant in order to render the opinion expressed herein.

  Based on the foregoing examination, we are of the opinion that:

  1. The Fund is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland; and

  2. The Shares to be offered for sale by the Fund, when issued in the manner contemplated by the Registration Statement, will be legally issued, fully-paid, and non-assessable.

  This letter expresses our opinion as to the Maryland General Corporation Law, addressing matters such as due formation and, in effect, the authorization and issuance of shares of capital stock, but does not extend to the securities or "Blue Sky" laws of Maryland or to federal securities or other laws.

  We consent to the use of this opinion as an exhibit to the Registration Statement.


                                          Very truly yours,


                                          /s/ FREEDMAN, LEVY, KROLL & SIMONDS

                                          Freedman, Levy, Kroll & Simonds